DIRECTORS AND EXECUTIVE OFFICERS OF
                             PARENT AND THE OFFEROR


1. DIRECTORS AND EXECUTIVE OFFICERS OF PARENT. The following table sets forth the name, business address and present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each Director and Executive Officer of Parent. Unless otherwise indicated, each such person is a citizen of the United States, and each occupation set forth opposite an individual's name refers to employment with the Parent. Neither Parent nor any of the individuals listed below has been convicted in a criminal proceeding in the past five years. In addition, neither Parent nor any of the individuals listed below was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal and state securities laws.

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                                                     INDIVIDUAL PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME AND BUSINESS ADDRESS           OFFICE                         (PRESENT/PAST)
----------------------------    -----------------   ---------------------------------------------------
Brian K. Service                President & Chief   Mr. Service has been President and Chief
c/o 3D Systems Corporation      Executive           Executive Officer of the Company since September
26081 Avenue Hall               Officer, Director   1999 and, since October 1999, has also served as
Valencia, CA  91355                                 President and Chief Executive Officer of 3D
                                                    California.  Mr. Service is a Principal of
                                                    Regent Pacific, and he provides services to the
                                                    Company pursuant to an agreement between the
                                                    Company and Regent Pacific.  Prior to Regent
                                                    Pacific, Mr. Service served as Chief Executive
                                                    Officer of Salmond Smith Biolab, Ltd.  Prior to
                                                    that, he was Chief Executive Officer of Milk
                                                    Products, Inc.  Mr. Service also has been a
                                                    director of Visual Data Corp. since July 1997
                                                    and a director of EDNet since August 1998.

Charles W. Hull                 Executive Vice      Mr. Hull has served as Chief Technology Officer
c/o 3D Systems Corporation      President & Chief   of the Company since April 1997 and, effective
26081 Avenue Hall               Technology          May 3, 2000, as Executive Vice President and
Valencia, CA  91355             Officer, Director   member of the Office of the Chief Executive
                                                    Officer.  Mr. Hull also has served as Vice
                                                    Chairman of the Board of Directors, President
                                                    and Chief Operating Officer of the Company.
                                                    From March 1986 until April 1997, Mr. Hull also


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                                                    served as President of 3D Systems, Inc., a
                                                    California corporation ("3D California"), which
                                                    is an indirect wholly-owned subsidiary of the
                                                    Company through which substantially all of its
                                                    business and operations are conducted.  From
                                                    February to June 1999 Mr. Hull acted as a
                                                    consultant to the Company.

E. James Selzer                 Chief Financial     Mr. Selzer served as Vice President, Finance
c/o 3D Systems Corporation      Officer & Vice      from April 2000, when he joined the Company, to
26081 Avenue Hall               President, Finance  November 2000, at which time he was promoted to
Valencia, CA  91355                                 Chief Financial Officer and Vice President,
                                                    Finance, and continues to serve as such. From January
                                                    1999 to March 2000, he was a partner in the financial
                                                    consulting firm of Whitewolf Partners, LLP where he
                                                    served as a consultant to several companies, including
                                                    3D Systems Corporation. From January 1998 to January
                                                    1999, he served as Chief Financial Officer of Pico
                                                    Products, Inc. Prior to that, from May 1994 to
                                                    January 1998, Mr. Selzer was a senior associate with Jay
                                                    Alix & Associates, a turnaround management firm.

Martin E. McGough               Sr. Vice            Mr. McGough has served as Senior Vice President
c/o 3D Systems Corporation      President of        of Development and Operations since May 2000.
26081 Avenue Hall               Development &       Mr. McGough served as Vice President and
Valencia, CA  91355             Operations          Worldwide Operations Manager from September 1997
                                                    to May 2000, after joining the Company in January of
                                                    1997 and was responsible for manufacturing and
                                                    operations, as well as worldwide field service. He
                                                    was formerly with Maxtor Corporation where he held
                                                    the position of Senior Director of Strategic
                                                    Commodities. Prior to Maxtor, he held management
                                                    positions in Operations, Marketing, Program
                                                    Management and other manufacturing and materials
                                                    positions.

Grant R. Flaharty               Sr. Vice            Mr. Flaharty has served as Senior Vice President
c/o 3D Systems Corporation      President of        of Worldwide Sales & Marketing since May 2000
26081 Avenue Hall               Worldwide Sales &   and is responsible for European operations.
Valencia, CA  91355             Marketing           Effective January 2001, Mr. Flaharty's duties
                                                    include worldwide field service as well.  Mr.
                                                    Flaharty served as VP, General Manager, 3D
                                                    Systems Europe, from September 1999 to May 2000
                                                    after joining the Company as Worldwide
                                                    Controller in April of 1998.  He was formerly
                                                    with Qualcomm, Inc., a developer of wireless


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                                                    communications products, as Director of
                                                    Manufacturing Finance.  Prior to Qualcomm, he
                                                    was with Motorola, Inc. as Operations Controller.

Gary J. Sbona                   Director            Mr. Sbona is Chairman and Chief Executive
c/o 3D Systems Corporation                          Officer of Regent Pacific Management Corporation
26081 Avenue Hall                                   ("Regent Pacific"), an international turnaround
Valencia, CA  91355                                 management firm, which he founded in 1974.  Mr.
                                                    Sbona currently serves as Chairman and Chief
                                                    Executive Officer of the following companies:
                                                    Verity, Inc., a software company, specializing
                                                    in knowledge retrieval technology; Auspex
                                                    Systems, Inc., a provider of network attached
                                                    storage solutions; and Accelerated Networks,
                                                    Inc., a provider of broadband access solutions
                                                    for communications service providers.  Mr. Sbona
                                                    is also a frequent speaker on the subject of
                                                    management of turnarounds and has been a faculty
                                                    member of the Banking Law Institute and the Bank
                                                    Lending Institute since 1992.  He is also a
                                                    member of the Institute of Directors.

Miriam V. Gold                  Director            Ms. Gold has served as the Vice President of
c/o 3D Systems Corporation                          Legal & Regulatory Affairs and as Assistant
26081 Avenue Hall                                   General Counsel of Ciba Specialty Chemicals,
Valencia, CA  91355                                 Inc. since December 1996.  Ms. Gold was
                                                    associated with Ciba-Geigy Corporation, Ardsley, New
                                                    York, from 1977 to December 1996 in various capacities,
                                                    including: Vice President, Regulatory Affairs from May
                                                    1995 to December 1996 and Assistant General Counsel
                                                    from 1992 to December 1996.

Kevin. S. Moore                 Director            Since 1992, Mr. Moore has been with The Clark
c/o 3D Systems Corporation                          Estates, Inc., a private investment firm, where
26081 Avenue Hall                                   he currently is President and a director.  Mr.
Valencia, CA  91355                                 Moore also is a director of Ducommun,
                                                    Incorporated, as well as Aspect Resources LLC,
                                                    Datatec Systems, Inc., The Clark Foundation, and
                                                    the National Baseball Hall of Fame & Museum,
                                                    Inc.  He also serves as Chairman of the Board of
                                                    Trustees for Stanford Business School Trust.

Richard C. Spalding             Director            Mr. Spalding has been a General Partner of ABS
c/o 3D Systems Corporation                          Ventures, a venture capital group, since January
26081 Avenue Hall                                   2000.  Prior to January 2000, he served as Vice
Valencia, CA  91355                                 President and Chief Financial Officer of Portal
                                                    Software, an Internet billing company, between



                                                    February 1997 and March 1999. From March 1996 to
                                                    February 1997, he served as Vice President Finance and
                                                    Corporate Development for Fusion Medical Technologies.

Jim D. Kever                    Director            Mr. Kever has been associated with WebMD
c/o 3D Systems Corporation                          Corporation, Transaction Services Division
26081 Avenue Hall                                   (formerly Envoy Corporation) as the President
Valencia, CA  91355                                 and Co-Chief Executive Officer since August
                                                    1995.  Mr. Kever also is a director of
                                                    Transaction Systems Architects, Inc., a supplier
                                                    of electronic payment software products and
                                                    network integration solutions, as well as
                                                    Luminex Corporation, a value-added manufacturer
                                                    of laboratory testing equipment.  He also is on
                                                    the Board of Synthesis Technology, a healthcare
                                                    software company, Tyson Foods, Inc., an
                                                    integrated processor of poultry-based food
                                                    products, and Quintiles Transnational Corp., a
                                                    consulting and health information management
                                                    services company.

G. Walter Loewenbaum II         Chairman of the     Mr. Loewenbaum has been a director of the
c/o 3D Systems Corporation      Board, Director     Company since March 1999, serving as Vice
26081 Avenue Hall                                   Chairman of the Board until September 1999 when
Valencia, CA  91355                                 he was elected Chairman of the Board.  Mr.
                                                    Loewenbaum is Managing Director of LeCorgne
                                                    Loewenbaum LLC.  Prior to that, he served as
                                                    Chairman and Chief Executive Officer of
                                                    Loewenbaum & Company (formerly Southcoast
                                                    Capital Corp.), an investment banking and
                                                    investment management firm that he founded.
                                                    Mr. Loewenbaum is also a director of Luminex
                                                    Corporation, a value-added manufacturer of
                                                    laboratory testing equipment.


2. DIRECTORS AND EXECUTIVE OFFICERS OF THE OFFEROR. The following table sets forth the name, business address and present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each Director and Executive Officer of the Offeror. Unless otherwise indicated, each such person is a citizen of the United States. Neither the Offeror nor any of the individuals listed below has been convicted in a criminal proceeding in the past five years. In addition, neither the Offeror nor any of the individuals listed below was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person from future violations of, or prohibiting activities subject to federal or state securities laws, or a finding of any violation of federal and state securities laws.

                                                    INDIVIDUAL PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME AND BUSINESS ADDRESS       OFFICE                                (PRESENT/PAST)
----------------------------    -----------------   --------------------------------------------------
Brian K. Service                President & Chief   Mr. Service has been President and Chief
c/o 3D Systems Corporation      Executive           Executive Officer of the Company since September
26081 Avenue Hall               Officer, Director   1999 and, since October 1999, has also served as
Valencia, CA  91355                                 President and Chief Executive Officer of 3D
                                                    California.  Mr. Service is a Principal of
                                                    Regent Pacific, and he provides services to the
                                                    Company pursuant to an agreement between the
                                                    Company and Regent Pacific.  Prior to Regent
                                                    Pacific, Mr. Service served as Chief Executive
                                                    Officer of Salmond Smith Biolab, Ltd.  Prior to
                                                    that, he was Chief Executive Officer of Milk
                                                    Products, Inc.  Mr. Service also has been a
                                                    director of Visual Data Corp. since July 1997
                                                    and a director of EDNet since August 1998.

Charles W. Hull                 Executive Vice      Mr. Hull has served as Chief Technology Officer
c/o 3D Systems Corporation      President & Chief   of the Company since April 1997 and, effective
26081 Avenue Hall               Technology          May 3, 2000, as Executive Vice President and
Valencia, CA  91355             Officer, Director   member of the Office of the Chief Executive
                                                    Officer.  Mr. Hull also has served as Vice
                                                    Chairman of the Board of Directors, President
                                                    and Chief Operating Officer of the Company.
                                                    From March 1986 until April 1997, Mr. Hull also
                                                    served as President of 3D Systems, Inc., a
                                                    California corporation ("3D California"), which
                                                    is an indirect wholly-owned subsidiary of the
                                                    Company through which substantially all of its
                                                    business and operations are conducted.  From
                                                    February to June 1999 Mr. Hull acted as a
                                                    consultant to the Company.



E. James Selzer                 Chief Financial     Mr. Selzer served as Vice President, Finance
c/o 3D Systems Corporation      Officer & Vice      from April 2000, when he joined the Company, to
26081 Avenue Hall               President, Finance  November 2000, at which time he was promoted to
Valencia, CA  91355                                 Chief Financial Officer and Vice President,
                                                    Finance, and continues to serve as such. From January
                                                    1999 to March 2000, he was a partner in the financial
                                                    consulting firm of Whitewolf Partners, LLP where he
                                                    served as a consultant to several companies, including
                                                    3D Systems Corporation. From January 1998 to January
                                                    1999, he served as Chief Financial Officer of Pico
                                                    Products, Inc. Prior to that, from May 1994 to
                                                    January 1998, Mr. Selzer was a senior associate
                                                    with Jay Alix & Associates, a turnaround
                                                    management firm.

Martin E. McGough               Sr. Vice            Mr. McGough has served as Senior Vice President
c/o 3D Systems Corporation      President of        of Development and Operations since May 2000.
26081 Avenue Hall               Development &       Mr. McGough served as Vice President and
Valencia, CA  91355             Operations          Worldwide Operations Manager from September 1997
                                                    to May 2000, after joining the Company in January of
                                                    1997 and was responsible for manufacturing and
                                                    operations, as well as worldwide field service. He
                                                    was formerly with Maxtor Corporation where he held
                                                    the position of Senior Director of Strategic
                                                    Commodities. Prior to Maxtor, he held management
                                                    positions in Operations, Marketing, Program
                                                    Management and other manufacturing and materials
                                                    positions.

Grant R. Flaharty               Sr. Vice            Mr. Flaharty has served as Senior Vice President
c/o 3D Systems Corporation      President of        of Worldwide Sales & Marketing since May 2000
26081 Avenue Hall               Worldwide Sales &   and is responsible for European operations.
Valencia, CA  91355             Marketing           Effective January 2001, Mr. Flaharty's duties
                                                    include worldwide field service as well.  Mr.
                                                    Flaharty served as VP, General Manager, 3D
                                                    Systems Europe, from September 1999 to May 2000
                                                    after joining the Company as Worldwide
                                                    Controller in April of 1998.  He was formerly
                                                    with Qualcomm, Inc., a developer of wireless
                                                    communications products, as Director of
                                                    Manufacturing Finance.  Prior to Qualcomm, he
                                                    was with Motorola, Inc. as Operations Controller.
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